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                               SECOND AMENDMENT TO THE
                             BRAUN'S FASHIONS CORPORATION
                              1997 STOCK INCENTIVE PLAN

                                    July 28, 1999

RECITALS:

A. The Braun's Fashions Corporation 1997 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of Braun's Fashions Corporation (the "Company") and was approved by the shareholders of the Company on July 17, 1997 and amended on July 22, 1998. The Plan is now in full force and effect.

B. The Company desires to amend the Plan to increase the number of shares of common stock available for issuance under the Plan.

AMENDMENT:

     THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of paragraph 4 of the Plan is hereby amended to read as follows:

          "4. STOCK SUBJECT TO THE PLAN. THE AGGREGATE NUMBER OF SHARES SUBJECT TO THE PLAN SHALL BE SIX HUNDRED SEVENTY-FIFTY THOUSAND (675,000) SHARES OF THE COMMON STOCK OF THE COMPANY, $.01 PAR VALUE PER SHARE."

2. The foregoing amendment shall be effective as of July 28, 1999, the date the shareholders of the Company approved this amendment at the Company's Annual Meeting of Shareholders.

3. Except as modified hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of July 28, 1999.


                                   BRAUN'S FASHIONS CORPORATION


                                   By: /s/ William J. Prange
                                       ---------------------------------------
                                       William J. Prange
                                       President and Chief Executive Officer